PACS Group, Inc. Reports Fiscal Year and Fourth Quarter 2025 Results

Conference Call and Webcast Scheduled for Today, February 26, 2026, at 5:30 pm ET.

SALT LAKE CITY, Utah, February 26, 2026 – PACS Group, Inc. (NYSE: PACS) (“PACS” or the “Company”), which together with its subsidiaries is one of the largest post-acute healthcare companies in the United States, announced operating results for the fiscal year and fourth quarter of 2025.
Full Year 2025 Financial Highlights

•Revenue was $5.29 billion, an increase of 29.3% over prior year.
•Net income was $191.5 million.
•Adjusted EBITDA was $505.0 million.
•Adjusted EBITDAR was $883.9 million.

Fourth Quarter 2025 Financial Highlights

•Revenue was $1.36 billion, an increase of 12.4% over the same period prior year.
•Net income was $59.8 million.
•Adjusted EBITDA was $142.1 million.
•Adjusted EBITDAR was $237.7 million.

Full Year 2025 Select KPIs

•The Company had 207 facilities, or 73.4%, of its skilled nursing portfolio achieve a 4 or 5 star CMS Quality Measure Star rating, with its mature facilities achieving an average rating of 4.4.
•Mature facilities occupancy was 94.9%, compared to an industry average of 78.7%.
•Mature facilities skilled mix was 33.4%.
•Cash provided by operating activities was $404.2 million for the twelve months ended December 31, 2025
•As of December 31, 2025, the Company held $197.0 million of cash and cash equivalents, compared to $157.7 million as of December 31, 2024.
•During 2025, the Company added 8 operating facilities, including 655 and 271 skilled nursing and assisted living beds, respectively.

“We’re pleased with our overall 2025 results, which reflect our commitment to exceptional patient care, superb quality, consistent operational excellence, and forward-looking strategic growth. These results support our differentiated business model and our optimism for ongoing success,” said Jason Murray, PACS’s Chief Executive Officer. “Quality care remains a key metric: PACS currently has a total of 207 facilities rated 4 or 5 QM Stars, including 80 Four-Star facilities and 127 Five-Star facilities – a key driver of our 29.3% revenue growth in 2025 compared to the prior year.”
“This year's strong revenue growth also reflects the full year contribution from facilities acquired in 2024, as well as the addition of 655 skilled nursing beds across 4 skilled facilities, and 271 assisted living and independent living units across 4 senior living facilities, over the 12 months ending December 31, 2025,” said Mark Hancock PACS’s Interim Chief Financial Officer. “We also continue to execute on our strategic and disciplined growth strategy. Since the end of the fourth quarter, we’ve added 3 facilities and divested one, bringing our current total operated facilities to 323 and our properties wholly owned or owned through JV partnerships to 105. With our locally-led, centrally-supported operating model and experience integrating larger acquisitions, we expect the transitions will be seamless.”
“Since its founding, PACS has been focused on its mission to revolutionize the delivery, leadership, and quality of post-acute care nationally. We believe our strong fourth quarter and 2025 results – achieved despite challenging conditions – demonstrate the relentless execution of our team to deliver on our mission,” said Murray. “Our performance validates our core strengths and our capacity and ability to adapt to market conditions, regulatory changes, and the ongoing evolution of the post-acute care industry. We thank our stakeholders for their support and trust in PACS and remain committed to providing the quality care that our patients have come to expect from us.”
Full-Year 2026 Business Outlook
Based on information available as of today, PACS is providing the following guidance for full year 2026:
•Revenue is expected to be in the range of $5.65 billion to $5.75 billion
•Adjusted EBITDA is expected to be in the range of $555 million to $575 million

As of today, PACS's growing portfolio comprises 323 healthcare operations across 17 states. PACS owns 56 facilities and holds 38 purchase options on leased facilities and 20 purchase options through partnerships or ROFOs/ROFRs. The Company’s strategy remains focused on expanding its footprint through a balanced approach to leasing and acquiring real estate. In addition, PACS is actively evaluating opportunities to acquire both high-performing and underperforming operations across multiple states, with the goal of driving growth and unlocking long-term value.
Earnings Conference Call Details

A live webcast will be held February 26, 2026, at 5:30 p.m. Eastern time to discuss PACS’s fourth quarter financial results. To listen to the webcast please visit the Investors Relations section of PACS’s website at https://IR.pacs.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=kswnlsBk, or by dialing 877-407-0621 / +1 215-268-9899. The webcast will be recorded and will be available for replay via the website for 30 days following the call.

About PACS™
PACS Group, Inc. is a holding company investing in post-acute healthcare facilities, professionals, and ancillary services. Founded in 2013, PACS Group is one of the largest post-acute platforms in the United States. Its independent subsidiaries operate over 320 post-acute care facilities across 17 states serving over 31,700 patients daily. References herein to the consolidated “Company,” as well as the use of the terms “we,” “us,” “our,” “its” and similar verbiage, refer to PACS Group, Inc. and its consolidated subsidiaries, taken as a whole. PACS Group, Inc. and its subsidiaries that are not licensed healthcare providers do not provide healthcare services to patients, residents or any other person, and do not direct or control the provision of services provided or the operations of those provider subsidiaries. All healthcare services are provided solely by its applicable subsidiaries that are licensed healthcare providers, under the direction and control of licensed healthcare professionals in accordance with applicable law. More information about PACS is available at https://IR.pacs.com. The information on our website is not part of this press release.
Investors: IR@pacs.com

Media: Brooks Stevenson
VP Corporate Communication
90 S. 400 W. Suite 700
Salt Lake City, UT 84101
T: 385-988-3596
brooks.stevenson@pacs.com
https://www.pacs.com
https://ir.pacs.com
Forward Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including statements regarding our future financial performance and guidance, including expected revenue and adjusted EBITDA for fiscal year 2026, business strategy and growth plans, acquisition and integration activities, operational and quality improvement initiatives, capital allocation and investment strategies, industry trends and market conditions, and other expectations, beliefs, plans, or objectives of management,, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these terms or other similar expressions. Forward-looking statements are neither promises nor guarantees and are based on management’s current expectations, estimates, forecasts and assumptions and on trends that we believe may affect our business, results of operations, financial condition and prospects. These statements are subject to risks, uncertainties and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, our dependence on third-party payors, including adverse changes in patient acuity and payor mix, payment methodologies and cost-containment initiatives; our potential inability to obtain full reimbursement for services billed under consolidated billing or bundled payments; our exposure to increased labor costs and staffing shortages of nurses, nurse assistants and other skilled personnel, and monetary fines; state regulatory actions or deregulation affecting healthcare services, facility construction, expansion or acquisition; our ability to attract and retain patients and residents and to compete effectively with other healthcare providers; internal audits and reviews that may result in billing adjustments, repayments, fines or other corrective actions; ongoing and future litigation and self-insurance exposure; material weaknesses in our internal control over financial reporting and risks related to remediation or the emergence of additional material weaknesses; failures to provide consistently high quality care or employee conduct that adversely affects patient health, safety, welfare or clinical treatment; reliance on information technology and the risk that failures, inadequacies or interruptions could disrupt operations; reliance on internally calculated operational metrics that may be subject to measurement challenges or perceived inaccuracies; our ability to complete, integrate and realize expected benefits from acquisitions at attractive prices or dispose of underperforming or non-strategic operating subsidiaries; our ability to integrate; potential costs, liabilities, and regulatory issues arising from acquisitions; our ability to complete partnerships that increase our capacity consistent with our growth strategy; our ability to achieve or maintain competitive quality of care ratings from CMS or private organizations; our ability to obtain insurance at acceptable costs;; geographic concentration of facilities that exposes us to local economic downturns, regulatory changes or natural disasters; the impact of actions by national labor unions; risks associated with leased real property, including lease terminations, extensions and special charges; failure to generate sufficient cash flow to meet long-term debt, mortgage and lease obligations and covenants, which could lead to defaults or loss of facilities; our ability to obtain additional capital on acceptable terms, or at all; extensive and evolving legal and regulatory compliance obligations and the potential costs to achieve or maintain compliance; substantial control of the company by our founders, which may result in conflicts of interest or the appearance of conflicts; and our status as a "controlled company" under NYSE rules and the governance implications of relying on applicable exemptions. These and other important factors are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings that we make with the Securities and Exchange Commission from time to time. Any forward-looking statements contained in this press release speak only as of the date hereof. We undertake no obligation to update any forward looking statements contained herein to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

PACS GROUP, INC. AND SUBSIDIARIES
COMBINED/CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands, except for share and per share values)
	December 31,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$197,016	$157,674
Accounts receivable, net	628,128	641,775
Other receivables	73,965	74,746
Prepaid expenses and other current assets	170,630	64,066
Total Current Assets	1,069,739	938,261
Property and equipment, net	1,201,096	990,580
Operating lease right-of-use assets	2,968,176	2,994,519
Insurance subsidiary deposits and investments	87,192	66,258
Escrow funds	18,404	25,122
Goodwill and other indefinite-lived assets	68,061	67,061
Other assets	171,366	161,108
Total Assets	$5,584,034	$5,242,909

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$192,232	$175,062
Accrued payroll and benefits	187,516	146,177
Current operating lease liabilities	153,066	136,232
Current maturities of long-term debt	4,463	14,852
Current portion of accrued self-insurance liabilities	128,994	75,966
Current line of credit	—	142,000
Refund liability	181,129	145,795
Other accrued expenses	154,030	142,348
Total Current Liabilities	1,001,430	978,432
Long-term operating lease liabilities	2,939,854	2,935,773
Line of credit	100,000	—
Long-term debt, less current maturities, net of deferred financing fees	244,803	250,984
Accrued self-insurance liabilities, less current portion	192,561	164,979
Other liabilities	152,937	197,050
Total Liabilities	$4,631,585	$4,527,218
Commitments and contingencies
Equity:
PACS Group, Inc. stockholders' equity:
Common stock: $0.001 par value; 1,250,000,000 shares authorized; 156,615,144 shares issued and outstanding as of December 31, 2025, and 155,177,511 shares issued and outstanding as of December 31, 2024	157	155
Additional paid-in capital	637,035	591,363
Retained earnings	309,579	118,036
Total PACS Group, Inc. stockholders' equity	946,771	709,554
Noncontrolling interest in subsidiary	5,678	6,137
Total Equity	$952,449	$715,691
Total Liabilities and Equity	$5,584,034	$5,242,909

PACS GROUP, INC. AND SUBSIDIARIES
COMBINED/CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for share and per share values)
	Year Ended December 31,
	2025	2024	2023
Revenue
Patient and resident service revenue	$5,287,885	$4,086,655	$3,110,114
Additional funding	—	—	375
Other revenues	1,047	3,079	1,003
Total Revenue	$5,288,932	$4,089,734	$3,111,492
Operating Expenses
Cost of services	4,129,696	3,297,091	2,447,713
Rent - cost of services	378,908	284,953	216,711
General and administrative expense	415,070	343,808	213,664
Depreciation and amortization	55,663	40,809	25,632
Total Operating Expenses	$4,979,337	$3,966,661	$2,903,720
Operating income	$309,595	$123,073	$207,772
Other (Expense) Income
Interest expense	(28,363)	(44,341)	(49,919)
Gain on lease termination	—	8,046	—
Other income (expense), net	3,218	14,776	(536)
Total Other Expense, Net	$(25,145)	$(21,519)	$(50,455)
Income before provision for income taxes	284,450	101,554	157,317
Provision for income taxes	92,989	46,210	44,435
Net Income	$191,461	$55,344	$112,882
Less:
Net (loss) income attributable to noncontrolling interest	(82)	(416)	8
Net Income Attributable To PACS Group, Inc.	$191,543	$55,760	$112,874
Net Income Per Share Attributable To PACS Group, Inc.
Basic	$1.23	$0.38	$0.88
Diluted	$1.22	$0.38	$0.88
Weighted-Average Common Shares Outstanding
Basic	156,180,786	146,663,371	128,723,386
Diluted	156,700,339	148,574,606	128,723,386

PACS GROUP, INC. AND SUBSIDIARIES
COMBINED/CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

The following table includes selected data from our consolidated statements of cash flows for the periods presented:
	Year Ended December 31,
	2025	2024	2023
Net cash provided by/(used in):
Operating activities	$404,224	$367,341	$63,697
Investing activities	(264,025)	(442,679)	(172,791)
Financing activities	(68,990)	117,476	129,592
Net change in cash	71,209	42,138	20,498
Cash, cash equivalents, and restricted cash - beginning of period	160,842	118,704	98,206
Cash, cash equivalents, and restricted cash	$232,051	$160,842	$118,704

PACS GROUP, INC. AND SUBSIDIARIES
KEY SKILLED SERVICES METRICS (UNAUDITED)

We categorize our facilities into three cohorts. Mature facilities are defined as facilities purchased more than 36 months prior to a respective measurement date. Ramping facilities are defined as facilities purchased within 18 to 36 months prior to a respective measurement date. New facilities are defined as facilities purchased or built less than 18 months prior to a respective measurement date.
The following tables present the key skilled services metrics by category for all facilities, Mature facilities, Ramping facilities and New facilities as of and for the years ended December 31, 2025 and 2024:

	Year ended December 31,
	2025	2024	Change	% Change

Total Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$5,178,456	$4,014,412	$1,164,044	29.0%
Skilled mix by nursing revenue	48.8%	50.3%	(1.5)%	(3.0)%
Skilled mix by nursing days	28.7%	29.2%	(0.5)%	(1.7)%
Occupancy for skilled services:
Available patient days	11,836,845	9,493,639	2,343,206	24.7%
Actual patient days	10,541,457	8,585,654	1,955,803	22.8%
Occupancy rate (operational beds)	89.1%	90.4%	(1.3)%	(1.4)%
Number of facilities at period end	291	287	4	1.4%
Number of operational beds at period end	32,854	32,016	838	2.6%

	Year ended December 31,
	2025	2024	Change	% Change

Mature facility results:	(Dollars in thousands)
Skilled services revenue	$2,914,727	$1,443,958	$1,470,769	101.9%
Skilled mix by nursing revenue	56.0%	54.4%	1.6%	2.9%
Skilled mix by nursing days	33.4%	32.1%	1.3%	4.0%
Occupancy for skilled services:
Available patient days	5,748,879	3,139,441	2,609,438	83.1%
Actual patient days	5,457,745	2,964,909	2,492,836	84.1%
Occupancy rate (operational beds)	94.9%	94.4%	0.5%	0.5%
Number of facilities at period end	149	137	12	8.8%
Number of operational beds at period end	16,415	14,893	1,522	10.2%

	Year ended December 31,
	2025	2024	Change	% Change

Ramping facility results:	(Dollars in thousands)
Skilled services revenue	$1,108,849	$1,521,162	$(412,313)	(27.1)%
Skilled mix by nursing revenue	41.8%	54.2%	(12.4)%	(22.9)%
Skilled mix by nursing days	22.8%	31.6%	(8.8)%	(27.8)%
Occupancy for skilled services:
Available patient days	2,806,713	3,254,715	(448,002)	(13.8)%
Actual patient days	2,422,237	3,054,690	(632,453)	(20.7)%
Occupancy rate (operational beds)	86.3%	93.9%	(7.6)%	(8.1)%
Number of facilities at period end	64	48	16	33.3%
Number of operational beds at period end	8,286	5,737	2,549	44.4%

	Year ended December 31,
	2025	2024	Change	% Change

New facility results:	(Dollars in thousands)
Skilled services revenue	$1,154,880	$1,049,292	$105,588	10.1%
Skilled mix by nursing revenue	37.7%	39.2%	(1.5)%	(3.8)%
Skilled mix by nursing days	24.6%	22.8%	1.8%	7.9%
Occupancy for skilled services:
Available patient days	3,281,253	3,099,483	181,770	5.9%
Actual patient days	2,661,475	2,566,055	95,420	3.7%
Occupancy rate (operational beds)	81.1%	82.8%	(1.7)%	(2.1)%
Number of facilities at period end	78	102	(24)	(23.5)%
Number of operational beds at period end	8,153	11,386	(3,233)	(28.4)%

The following tables present additional detail regarding our skilled mix, including our percentage of nursing patient days and revenue by payor source for all facilities, Mature facilities, Ramping facilities and New facilities for the years ended December 31, 2025 and 2024:

	Year ended December 31,
Skilled mix by revenue	Mature		Ramping		New		Total
	2025	2024	2025	2024	2025	2024	2025	2024
Medicare	40.4%	37.3%	29.6%	36.9%	20.2%	22.5%	33.5%	33.2%
Managed care	15.6	17.1	12.2	17.3	17.5	16.7	15.3	17.1
Skilled mix	56.0	54.4	41.8	54.2	37.7	39.2	48.8	50.3
Medicaid	35.2	38.1	48.5	37.8	52.1	51.6	41.9	41.6
Private and other	8.8	7.5	9.7	8.0	10.2	9.2	9.3	8.1
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year ended December 31,
Skilled mix by nursing patient days	Mature		Ramping		New		Total
	2025	2024	2025	2024	2025	2024	2025	2024
Medicare	21.5%	18.8%	13.7%	18.8%	11.5%	10.6%	17.2%	16.4%
Managed care	11.9	13.3	9.1	12.8	13.1	12.2	11.5	12.8
Skilled mix	33.4	32.1	22.8	31.6	24.6	22.8	28.7	29.2
Medicaid	57.4	59.3	66.9	59.3	63.8	66.6	61.2	61.4
Private and other	9.2	8.6	10.3	9.1	11.6	10.6	10.1	9.4
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following table presents average daily rates by payor source, excluding services that are not covered by the daily rate, for the years ended December 31, 2025 and 2024:

	Year ended December 31,
Average daily rate	Mature		Ramping		New		Total
	2025	2024	2025	2024	2025	2024	2025	2024
Medicare	$988.46	$953.72	$983.18	$979.20	$765.30	$887.75	$949.55	$951.35
Managed care	688.43	620.20	610.06	671.44	584.66	571.75	644.71	624.64
Total for skilled patient payors (1)	881.22	815.46	833.83	854.30	669.45	718.53	826.82	807.76
Medicaid	322.91	309.76	329.58	317.30	356.12	323.83	333.32	316.90
Private and other	497.45	419.41	421.35	438.41	383.87	363.94	446.41	407.30
Total (2)	$525.57	$481.54	$453.97	$498.25	$436.31	$418.23	$486.56	$468.56
__________________
(1)Represents weighted average of revenue generated by Medicare and managed care payor sources.
(2)Represents weighted average.

Key Skilled Services Metrics
We monitor the below key skilled services metrics across all of our facilities and by Mature facilities, Ramping facilities, and New facilities. Mature facilities are defined as facilities purchased more than 36 months prior to a respective measurement date. Ramping facilities are defined as facilities purchased within 18 to 36 months prior to a respective measurement date. New facilities are defined as facilities purchased less than 18 months prior to a respective measurement date.
•Skilled nursing services revenue — Skilled nursing services revenue reflects the portion of patient and resident service revenue generated from all patients in skilled nursing facilities, excluding revenue generated from our assisted and independent living services.
•Skilled mix — We measure both revenue and nursing patient days by payor. Medicare and managed care patients, whom we refer to as high acuity patients, typically require a higher level of skilled nursing care. As a result, Medicare and managed care reimbursement rates are typically higher than those from other payors. In most states, Medicaid reimbursement rates are generally the lowest of all payor types. Changes in the payor mix can significantly affect our revenue and profitability. To monitor this performance, we evaluate two different measures of skilled mix:
•Skilled mix by revenue — Skilled mix by revenue represents the portion of routine revenue generated from treating high acuity Medicare and managed care patients. Routine revenue refers to skilled nursing services revenue generated by contracted daily rates charged for skilled nursing services. Services provided outside of routine contractual agreements are recorded separately as ancillary revenue, including Medicare Part B therapy services, and are not routine revenue. The inclusion of therapy and other ancillary treatments in the contracted daily rate varies by payor source and by contract. Revenue associated with calculating skilled mix is based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606.
•Skilled mix by nursing patient days — Skilled mix by nursing patient days represents the number of days our high acuity Medicare and managed care patients receive skilled nursing services at skilled nursing facilities as a percentage of the total number of days that patients from all payor sources receive skilled nursing services at skilled nursing facilities for any given period.
•Occupancy — The total number of patients occupying a bed in a skilled nursing facility as a percentage of the beds in such facility that are available for occupancy during the period.
•Number of facilities — The total number of skilled nursing facilities that we operate.
•Number of operational beds — The total number of operational beds associated with the skilled nursing facilities that we own.

PACS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands)

	Year ended December 31,
	2025	2024	2023
Net income	$191,461	$55,344	$112,882
Less: Net (loss) income attributable to noncontrolling interest	(82)	(416)	8
Add: Interest expense	28,363	44,341	49,919
Provision for income taxes	92,989	46,210	44,435
Depreciation and amortization	55,663	40,809	25,632
EBITDA	$368,558	$187,120	$232,860
Adjustments to EBITDA:
Acquisition related costs	310	2,506	998
Loss resulting from debt restructuring	—	—	3,628
Gain on lease termination	—	(8,046)	—
Stock-based compensation	54,069	115,544	—
Loss from equity method investment	—	2,736	—
Forfeiture of seller's note	—	500	—
Bargain purchase gain	—	(17,185)	—
Legal and other costs	97,032	9,727	—
Employee Retention Tax Credit	(14,946)	(14,599)	—
Disaster relief payment	—	1,154	—
Adjusted EBITDA	$505,023	$279,457	$237,486
Rent - cost of services	378,908	284,953	216,711
Adjusted EBITDAR	$883,931

Non-GAAP Financial Measures
In addition to our results provided throughout that are determined in accordance with GAAP, we also present the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDAR (collectively, Non-GAAP Financial Measures). EBITDA and Adjusted EBITDA are performance measures. Adjusted EBITDAR is a valuation measure. These Non-GAAP Financial Measures have no standardized meaning defined by GAAP, and therefore have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported in accordance with GAAP. You should review the reconciliation of net income to the Non-GAAP Financial Measures in the table above, together with our current quarter condensed combined/consolidated financial statements and the related notes in their entirety, and should not rely on any single financial measure. Additionally, other companies may define these or similar Non-GAAP Financial Measures with the same or similar names differently, and because these Non-GAAP Financial Measures are not standardized, it may not be possible to compare these financial measures to those of other companies. A reconciliation of Adjusted EBITDA guidance to Net Income on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision for income taxes, interest expense, depreciation and amortization, and certain other expenses that are not representative of our underlying operating performances, all of which are adjustments to Adjusted EBITDA.
Performance Measures
We use EBITDA and Adjusted EBITDA to facilitate internal comparisons of our historical operating performance on a more consistent basis, as well as for business planning and forecasting purposes. In addition, we believe the presentation of EBITDA and Adjusted EBITDA is useful to investors, analysts and other interested parties in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance.

EBITDA – We calculate EBITDA as net income, adjusted for net losses attributable to noncontrolling interest, before: interest expense; provision for income taxes; and depreciation and amortization.
Adjusted EBITDA – We calculate Adjusted EBITDA as EBITDA further adjusted for non-core business items, which for the reported periods includes, to the extent applicable, costs incurred to acquire operations that are not capitalizable, losses incurred from debt restructuring, gains on lease termination, stock-based compensation expense, loss from equity method investment, forfeiture of a seller’s note, recognition of a bargain purchase gain, legal and other costs, recognition of Employee Retention Tax Credit (ERTC), disaster relief payment, and certain one-time expenses that are not representative of our underlying operating performance. Costs related to acquisitions include costs related to our acquisition of SNF facilities and providers, including related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. The loss related to our equity method investment is a loss allocated to us from a discrete disposal recognized by one of our equity method investments. The bargain purchase gain was recognized as part of our acquisition from the former operator Prestige. Legal and other costs include legal and professional fees incurred associated with the Audit Committee’s independent investigation and with other ongoing investigations. The adjustment related to the ERTC represents the recognition of the tax credit against labor as the statute of limitations surrounding the uncertainty of the qualifications, for a portion of the funds received, expired. The disaster relief payment was made to support facilities impacted by Hurricane Helene.
Valuation Measure
We use Adjusted EBITDAR as a measure to determine the value of prospective acquisitions and to assess the enterprise value of our business without regard to differences in capital structures and leasing arrangements. In addition, we believe that Adjusted EBITDAR is also a commonly used measure by investors, analysts and other interested parties to compare the enterprise value of different companies in the healthcare industry without regard to differences in capital structures and leasing arrangements, particularly for companies with operating and finance leases. For example, finance lease expenditures are recorded in depreciation and interest and are therefore removed from Adjusted EBITDA, whereas operating lease expenditures are recorded in rent expense and are therefore retained in Adjusted EBITDA. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP, and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring cash operating expense, and is therefore presented only for the current period. While we believe that Adjusted EBITDAR provides useful insight regarding our underlying operations, excluding the impact of our operating leases, we must still incur cash operating expenses related to our operating leases and rent and such expenses are necessary to operate our leased operations. As a result, Adjusted EBITDAR may understate the extent of our cash operating expenses for the respective period relative to our actual cash needs to operate our leased operations and business.
Adjusted EBITDAR – We calculate Adjusted EBITDAR as Adjusted EBITDA plus rent-cost of services.